Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Tecnoglass Inc. and Subsidiaries on Form S-4 of our report dated April 15, 2015, with respect to our audit of the consolidated financial statements of Tecnoglass Inc. and Subsidiaries as of December 31, 2014, and for the year then ended December 31, 2014. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ PricewaterhouseCoopers Ltda.

PricewaterhouseCoopers Ltda.

Barranquilla, Colombia

July 9, 2015